UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Rekor Systems, Inc.
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(410) 762-0800
March 31, 2025
Dear Stockholder,
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc. to be held at 10:30 a.m. (Eastern time) on May 15, 2025, at Rekor’s Headquarter, 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2025. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.
The principal business of the meeting will be (i) to elect as directors the nominees named in this proxy statement to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) to ratify the appointment of CBIZ CPAs P.C. as our independent public accountant for the fiscal year ending December 31, 2025, (iii) to advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay), and (iv) to transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.
We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Sincerely,

/s/ Robert A. Berman
Robert A. Berman
Chairman of the Board

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(410) 762-0800
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 15, 2025
To the Stockholders of Rekor Systems, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Rekor Systems, Inc., a Delaware corporation (the “Company”), will be held at 10:30 a.m. (Eastern Time) on May 15, 2025, or such later date or dates as such Annual Meeting date may be adjourned, at Rekor’s headquarter – 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2025, for the purpose of considering and taking action on the following proposals:
1.	To elect as directors the nominees named in the proxy statement.
2.	To ratify the appointment of CBIZ CPAs P.C. as our independent public accountant for the fiscal year ending December 31, 2025.
3.	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay); and
4.	To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.
The foregoing business items are more fully described in the following pages, which are made part of this notice. The Board recommends that you vote as follows:
•	“FOR” for the election of each of the Board nominees as directors;
•	“FOR” ratification of the selection of CBIZ CPAs P.C. as our independent public accountant for our fiscal year ending December 31, 2025;
•	“FOR” the compensation of our named executive officers as set forth in this proxy statement.
You may vote if you were the record owner of the Company’s common stock at the close of business on March 18, 2025. The Board of Directors of the Company has fixed the close of business on March 18, 2025, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.
As of the Record Date there were 110,687,209 shares of common stock outstanding and entitled to vote at the Annual Meeting. Holders of the shares of common stock are entitled to one vote for each share of common stock held. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary of the Company at 6721 Columbia Gateway Drive, Suite 400, Columbia, Maryland.
All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting in person or via live videocast or not, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting, in accordance with the instructions on the proxy card, so that your vote will be counted if you later decide not to attend or vote at the Annual Meeting.
By Order of the Board of Directors of Rekor Systems, Inc.,

Sincerely,

By:	/s/ Robert A. Berman
Chairman of the Board

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT
Your vote is important. Please vote as promptly as possible even if you plan to attend the Annual Meeting in person or via live videocast.
For information on how to vote your shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “General Information About the Annual Meeting” in the proxy statement accompanying this notice.
We encourage you to vote by completing, signing, and dating the proxy card, and returning it in the enclosed envelope, or by following the electronic voting instructions below.
If you have questions about voting your shares, please contact our Corporate Secretary at Rekor Systems, Inc., at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, telephone number (410) 762-0800.
If you decide to change your vote, you may revoke your proxy in the manner described in the attached proxy statement at any time before it is voted.
We urge you to review the accompanying materials carefully and to vote as promptly as possible. Note that we have enclosed with this notice a proxy statement/prospectus.
THE PROXY STATEMENT IS AVAILABLE AT: https://proxyvote.com/pv/web
VOTING IS AVAILABLE AT: https://proxyvote.com/pv/web
By Order of the Board of Directors,

Sincerely,

/s/ Robert A. Berman
Robert A. Berman
Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 15, 2025, AT 10:30 A.M. EDT.

The Notice of Annual Meeting of Stockholders and our Proxy Statement are available at:
https://proxyvote.com/pv/web

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about Rekor Systems, Inc. that is not included in or delivered with this document. You may obtain this information without charge through the Securities and Exchange Commission (“SEC”) website (www.sec.gov) or upon your written or oral request by contacting the Corporate Secretary of Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046, telephone number (410) 762-0800.
To ensure timely delivery of these documents, any request should be made no later than May 1, 2025, to receive them before the annual meeting.
For additional details about where you can find information about Rekor Systems, Inc., please see the section entitled “Where You Can Find More Information” in this proxy statement.

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(410) 762-0800
FOR REKOR SYSTEMS, INC.
GENERAL INFORMATION ABOUT THE
2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 15, 2025
This proxy statement, along with the accompanying notice of the 2025 Annual Meeting of Stockholders, contains information about the 2025 Annual Meeting of Stockholders of Rekor Systems, Inc., including any adjournments or postponements thereof (referred to herein as the “Annual Meeting”). We are holding the Annual Meeting at 10:30 a.m. EDT on May 15, 2025, in person at Rekor’s headquarter – 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2025 or such later date or dates as such Annual Meeting date may be adjourned. For directions to the meeting, please call (410) 762-0800.
In this proxy statement, we refer to Rekor Systems, Inc. as “Rekor,” the “Company,” “we,” “us” or “our.”
Why Did You Send Me This Proxy Statement?
The Board of Directors of the Company (referred to herein as the “Board of Directors” or the “Board”) is soliciting proxies, in the accompanying form, to be used at the Annual Meeting on May 15, 2025, at 10:30 a.m. EDT and any adjournments thereof. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 15, 2025: The proxy statement and annual report to security holders are available at https://proxyvote.com/pv/web
The following documents are being mailed on or about April 1, 2025, to all stockholders entitled to notice of and to vote at the Annual Meeting:
1)	This proxy statement,
2)	The accompanying proxy card,
3)	Our 2024 Annual Report.
The 2024 Annual Report includes our financial statements for the fiscal year ended December 31, 2024 but is not a part of this proxy statement. You can also find a copy of our 2024 Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, on the Internet through the Securities and Exchange Commission’s electronic data system called EDGAR at www.sec.gov or through the “Investor Relations” section of our website at www.rekor.ai/investors
Who Can Vote?
Stockholders who owned common stock at the close of business on March 18, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting. On the Record Date, there were 110,687,209 shares of common stock outstanding and entitled to vote.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. A stockholder may revoke a proxy before the proxy is voted by electronically delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date or by voting in person at the Annual Meeting.

How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or against each nominee for director, and how your shares should be voted with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Issuer Direct Corporation, or you have stock certificates, you may vote:
•
By mail. If you have received this solicitation by mail, you may complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

•
In person at the meeting. If you attend the meeting, you may electronically deliver your completed proxy card to the Secretary during the meeting, or you may vote by completing a ballot electronically by following the instructions provided during the Annual Meeting.

•	Via the Internet at: https://proxyvote.com/pv/web
If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:
•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
How Does The Board Recommend That I Vote On The Proposals?
The Board recommends that you vote as follows:
•	“FOR” for the election of the Board nominees as directors;
•	“FOR” ratification of the selection of CBIZ CPAs P.C. as our independent public accountant for our fiscal year ending December 31, 2025;
•	“FOR” the compensation of our named executive officers as set forth in this proxy statement.
If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
•	signing a new proxy card and submitting it as instructed above;
•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above – only your latest Internet or telephone vote will be counted;
•	if your shares are registered in your name, notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•
attending the Annual Meeting in person or virtually and voting during the meeting. Attending the Annual Meeting in person or virtually will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?
You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your shares are voted.
Will My Shares Be Voted If I Do Not Return My Proxy Card?
If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Annual Meeting as described above under “How Do I Vote?” When your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). Under NYSE interpretations, Proposal 1 (election of directors and Proposal 3 (advisory vote to approve executive compensation) are considered non-routine matters, and Proposal 2 (ratification of our independent public accountant) is considered routine matters. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2 (ratification of our independent public accountant), but does not have authority to vote your unvoted shares for Proposals 1 and 3. We encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors
The nominees for director who receive the affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be elected as directors. You may vote either FOR ALL the nominees, WITHHOLD ALL the nominees or FOR ALL EXCEPT any one or more of the nominees. Votes that are withheld will not be included as affirmative votes in the vote tally for the election of directors. Brokerage firms are not entitled to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by such a beneficial owner will be treated as a broker non-vote and such broker non-votes will not be included in the number of votes present and entitled to vote.

Proposal 2: Ratification of the Appointment of CBIZ CPAs P.C. as our Independent Public Accountant for the Fiscal Year Ending December 31, 2025
The affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will not be included in the number of votes present and entitled to vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of CBIZ CPAs P.C. as the Company’s independent public accountant for the fiscal year ending December 31, 2025, the Audit Committee of the Board may reconsider its appointment.

Proposal 3: Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)
The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal (Say-on-Pay). Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.

What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.
Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:
•
stockholders whose shares are registered in their own name should contact Broadridge Investor Communication Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-866-540-7095; or

•
stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is paying for this proxy solicitation?
In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When are stockholder proposals due for next year’s annual meeting?
At our annual meeting each year, our Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the 2026 annual meeting of stockholders by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholders eligibility and other requirements of the SEC. To be considered for inclusion in next year’s proxy materials, you must submit your proposal in writing by December 16, 2025 to our Corporate Secretary, 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

	Shares Beneficially Owned
Name and address of beneficial owner(1)	Number of Shares beneficially owned(2)	Percent of class
Directors and Named Executive Officers
Robert A. Berman	2,536,219 (3)	2.3%
Paul de Bary	254,841(4)	*
Glenn Goord	302,991(5)	*
David Hanlon	202,341(6)	*
Steven Croxton	174,841(7)	*
Tim Davenport	91,462(8)	*
Sanjay Sarma	91,462(9)	*
Andrew Meyers	91,462(10)	*
Viraj Metha	10,159,491(11)	9.2%
Eyal Hen	273,959(12)	*
David Desharnais	300,207(13)	*
All directors and named executive officers as a group (10 persons)	14,479,276	13.1%
5% or Greater Shareholders
Robert A. Berman	2,536,219(3)	2.3%
Viraj Metha	10,159,491(11)	9.2%
*	Less than 1%
(1)
Unless otherwise indicated, the address of those listed is c/o Rekor Systems, Inc., 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046. Unless otherwise indicated, all shares are owned directly by the beneficial owner

(2)	Based on 110,687,209 shares of our common stock issued and outstanding as of the March 18, 2025.
(3)
Mr. Berman may be deemed to be the beneficial owner of 2,536,219 shares of Rekor Systems, Inc. common stock, or 2.3% of the class of securities. Consists 1,685,219 shares of our common stock, and, as the general partner and manager of Avon Road Partners, L.P., he may be deemed to share with Avon Road (and not with any third-party) the power to vote or direct the vote of and to dispose or direct the disposition of the 1,001,000 shares of Rekor Systems, Inc. common stock beneficially owned by Avon Road.

(4)
Consists of options to purchase 108,499 shares of our common stock exercisable within 60 days of March 31, 2025, restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 130,717 shares of our common stock.

(5)
Consists of options to purchase 70,999 shares of our common stock exercisable within 60 days of March 31, 2025, restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 216,367 shares of our common stock.

(6)
Consists of options to purchase 70,999 shares of our common stock exercisable within 60 days of March 31, 2025, restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 115,717 shares of our common stock.

(7)
Consists of options to purchase 48,499 shares of our common stock exercisable within 60 days of March 31, 2025, restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 110,717 shares of our common stock.

(8)	Consists of restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 15,625 shares of our common stock.
(9)	Consists of restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 15,625 shares of our common stock.
(10)	Consists of restricted stock units of 15,625 which will vest into shares of our common stock within 60 days of March 31, 2025, and 15,625 shares of our common stock.
(11)
Consists of restricted stock units of 122,000 which will vest into shares of our common stock within 60 days of March 31, 2025, and, as the Chief Investment Officer of Arctis Global, LLC, he may be deemed to share with Arctis Global (and not with any third-party) the power to vote or direct the vote of and to dispose or direct the disposition of the 10,037,491 shares of Rekor Systems, Inc. common stock beneficially owned by Arctis Global.

(12)
Consists of options to purchase 50,000 shares of our common stock exercisable within 60 days of March 31, 2025, restricted stock units of 112,000 which will vest into shares of our common stock within 60 days of March 31, 2025, and 111,959 shares of our common stock.

(13)	Consists of 300,207 shares of our common stock.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board currently consists of nine members. The Corporate Governance and Nominations Committee and Board have unanimously approved the recommended slate of nine directors.
The following table shows the Company’s nominees for election to the Board. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a successor is named and qualified, or until his earlier resignation or removal. All nominees are members of the current Board of Directors. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of the nine persons named under the heading “Nominees for Directors.” Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.
Nominees for Director

Name of Nominee	Age	Position	Director Since
Robert A. Berman	65	Interim President and Chief Executive Officer, and Chairman of the Board	2016
Paul A. de Bary	78	Lead Director	2017
Glenn Goord	73	Director	2016
David Hanlon	79	Director	2018
Steven D. Croxton	63	Director	2019
Sanjay Emani Sarma	57	Director	2023
Timothy Davenport	49	Director	2023
Andrew Meyers	56	Director	2024
Viraj Mehta	43	Director	2024

The Governance and Nominations Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members. We have set out below biographical and professional information about each of the nominees, along with a brief discussion of the experience, qualifications, and skills that the Board considered important in concluding that the individual should serve as a current director and as a nominee for re-election as a member of our Board.
Nominees Biographies
Robert A. Berman, Director
Robert Berman has served as our member of our Board of Directors since March 2016 and was appointed Chairman of the Board of Directors in connection with the retirement of Mr. James McCarthy from the Board on July 23, 2020. Since January 2000, Mr. Berman has served as the General Partner of Avon Road Partners, L.P., a limited partnership investing in real estate and the broadcast media industry. From 2006 through March 2015, Mr. Berman held the office of Chairman and Chief Executive Officer at Cinium Financial Services Corporation, a privately-held specialty finance company, and its predecessor, Upper Hudson Holdings, LLC. Prior to Cinium, Mr. Berman was Chief Executive Officer of Empire Resorts, Inc., a NASDAQ-listed gaming company, from 2002-2005.
Director Qualifications
Mr. Berman has extensive experience in the private equity and public company markets. We believe his strong understanding of the financial markets and the M&A process, and his previous senior executive roles with public companies make him a qualified member of our Board of Directors and to serve as our Interim President and Chief Executive Officer and Chairman.
Glenn Goord, Director
Glenn Goord has served on our Board of Directors since March 2016. From 1996 until his retirement in 2006, Mr. Goord served as Commissioner of the New York State Department of Correctional Services (“NYSDCS”), where he oversaw the state prison system. Mr. Goord received the Carl Robison Award, the highest honor bestowed by the Middle Atlantic States Correctional Association, in 1997. In 1998 he received the Charles Evans Hughes Award for public service from the Albany based Capital Area Chapter for the American Society for Public Administration (ASPA). In 2002, ASPA awarded Mr. Goord its highest honor, the Governor Alfred E. Smith Award, for his direction of the NYSDCA’s efforts to aid New York City following the September 11, 2001 terrorist attack. Mr. Goord holds a BA in Psychology from Fairleigh Dickinson University.
Director Qualifications
Mr. Goord has a strong background in government operations and procurement. His insights into how government operates is a key skill for board decision making on Rekor strategy in certain industry segments. We believe his management and operational experience makes him a qualified member of our Board of Directors and the committees on which he participates.
Paul A. de Bary, Lead Director
Paul A. de Bary has served on our Board of Directors since January 2017 and as Lead Director since November 2017. As an attorney, financial advisor and investment banker, Mr. de Bary has had extensive experience with financial markets, governmental operations and private businesses. From 1996 to 2015, he was a managing director at Marquette de Bary Co., Inc., a New York based broker-dealer, where he served as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations, as well as general counsel. He previously served as a director of Empire Resorts, Inc. (Nasdaq: NYNY) from 1996 to 2010, where he served as chair of its audit committee as well as, at various times throughout his tenure as a director, a member of the governance and compensation committees and various special committees. Mr. de Bary has also served as Chairman of the Board of Ethics of the Town of Greenwich, Connecticut since 2008. Mr. de Bary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York. Mr. de Bary holds a JD, an MBA and an A.B. from Columbia University.
Director Qualifications
Mr. de Bary has a diverse background that includes experience as a lawyer, investment banker, corporate officer and member of several boards of directors, including those of public companies. We believe these experiences, combined with his skills and knowledge related to public market decision-making and audit committee roles and responsibilities, makes him qualified member of our Board of Directors and the committees on which he participates.
David P. Hanlon, Director
David Hanlon has served on our Board of Directors since November 2018. Mr. Hanlon is a founding principal of Executive Hospitality Partners, a strategic and asset management firm. Since 2008, he has served as Chief Executive Officer of Hanlon Investments which provides project development consulting services to casinos, hotels and resorts. Mr. Hanlon has served as a member of Cornell University’s Industry Advisory Board, as well as on the Board of Directors of the Cornell Football Association and was elected to be a lifetime member of the Cornell University Administrative Advisory Board. He was also an advisor to the Wharton Entrepreneurial Program. Mr. Hanlon holds a B.S. in Hotel Administration from Cornell, an MBA in Finance and an M.S. in Accounting from the Wharton School at the University of Pennsylvania and graduated from the Advanced Management Program at the Harvard Business School.
Director Qualifications
Mr. Hanlon has extensive leadership and executive management experience and experience serving on public company boards of directors. We believe his skills and experience make him a qualified member of our Board of Directors and the committees on which he participates.
Steven D. Croxton, Director
Mr. Croxton is Managing Director of Rice, Voelker, LLC and has more than 30 years’ experience in investment and commercial banking. During his career, Mr. Croxton has been involved in financing and advisory transactions totaling more than $35 billion for a variety of public and private corporations. He has previously served on the Board of Directors of Peninsula Gaming, LLC, and has held leadership roles with responsibilities related to investment, corporate, and international banking. Mr. Croxton earned a B.S. in Finance from Louisiana State University, and a Master of International Management from the American Graduate School of International Management (now Thunderbird School of Global Management), and holds FINRA Series 7, 24, 63, and 79 licenses.
Director Qualifications
Mr. Croxton has in-depth knowledge of the capital markets, as well as extensive background in financing and advisory of public corporations. We believe his skills and experiences make him a qualified member of our Board of Directors and the committees on which he participates.
Sanjay Sarma, Prof., Director
Professor Sarma, President, CEO, and Dean of Asia School of Business (“ASB”). Professor Sarma has long been recognized as a thought leader in urban mobility as a co-founder at MIT of the Auto-ID Center, which coordinated the work of major universities around the world in the development of EPC global, the current open standard system for RFID. This project laid the groundwork for developing the Internet of Things (IoT). With Linda Bernardi and Kenneth Traub, Professor Sarma co-authored The Inversion Factor: How to Thrive in the IoT Economy (MIT Press, 2017). He is also the founder of IoTask, which provides consulting and advisory services on creating and implementing IOT systems across a number of industry sectors.
Director Qualifications
Professor Sarma has a strong background within the area of global logistics, transportation, and data networks and he is well known with the industry as thought leader within the IoT community. We believe his skills and experiences make him a qualified member of our Board of Directors and the committees on which he participates.
Timothy Davenport, Director
Mr. Davenport currently serves as Chief Operating Officer for Arctis Global, LLC, a hedge fund manager. As a seasoned professional with over 20 years of experience in the hedge fund industry, Mr. Davenport brings a vast wealth of financial and operational expertise to the Board. His keen financial insight will be invaluable in shaping Rekor’s financial strategies and acquisition initiatives. Mr. Davenport is a Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales. He also holds a degree in mechanical engineering from the University of Birmingham. Before joining Arctis, Mr. Davenport has served as Head of Fund Accounting for Marshall Wace, as COO for MW Eaglewood, and as CFO for Winton, a research-based investment management company with a special focus on statistical inference in financial markets.
Director Qualifications
Mr. Davenport has significant experience within the finance industry and finance strategies. We believe his skills and experiences make him a qualified member of our Board of Directors and the committees on which he participates.
Andrew Meyers, Director
Since 2018, Mr. Meyers has been a partner in Seaport Capital, LLC, a firm that invests in communication infrastructure and services, business and information services and media companies. He has an active role in sourcing, analyzing and structuring new investment opportunities, and also assists in managing the operating activities of Seaport. He focuses primarily on business and information services, communication infrastructure, software and tech-enabled services investments. Mr. Meyers brings an extensive background in corporate governance, having served on various committees, including audit committees, compensation committees, and special committees for both public and private companies.
Director Qualifications
As Partner at Seaport Capital, Mr. Meyers brings in-depth experience with M&A and financial strategies, as well as extensive experience working with technology companies to enhance their growth. With his business background and prior experience in corporate governance, we believe his skills and experiences make him a qualified member of our Board of Directors.

Viraj Mehta, Director
Viraj Mehta has served on our Board of Directors since May 2024. He currently serves as Chief Investment Officer of Arctis Global, LLC founded in 2021.
Director Qualifications
Mr. Mehta has extensive experience in the capital markets. We believe his skills make him a qualified member of our Board of Directors.
Family Relationships
In the event that any of the nominees shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in such nominee’s place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.
There are no family relationships among our executive officers and directors.
Involvement in Certain Legal Proceedings
During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:
•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and- desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Vote Required
The nominees for director who receive the affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be elected as directors. You may vote either FOR ALL the nominees, WITHHOLD ALL the nominees or FOR ALL EXCEPT any one or more of the nominees. Votes that are withheld will not be included as affirmative votes in the vote tally for the election of directors. Brokerage firms are not entitled to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by such a beneficial owner will be treated as a broker non-vote and such broker non-votes will not be included in the number of votes present and entitled to vote.
THE BOARD RECOMMENDS A VOTE OF “FOR ALL” THE NOMINEES NAMED ABOVE FOR ELECTION AS DIRECTORS.

Information about the Board of Directors and Committees

Corporate Governance
Independence of Directors
Our Board is currently comprised of nine members, six of whom are independent directors.
The Board, upon recommendation of the Governance and Nominations Committee, unanimously determined that six of our eight non-employee directors is “independent,” as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).
The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s Corporate Governance Principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.
In determining that each individual who served as a member of the Board is independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed below in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE” were not material to determination with respect to the independence of our independent directors. No unusual discounts or terms were extended.
Board Leadership Structure
Our Board of Directors is currently led by Chairman, Robert Berman. Our Board of Directors recognizes that it is important to determine an optimal Board leadership structure to ensure the independent oversight of management as the Company continues to grow. We have previously separated the roles of Chairman of the Board, but in connection with the current strategic direction of the Company and its focus, we believe at the present time that Mr. Berman is in the best position to serve as Chairman of the Board of. The Company may revisit this decision in the future as circumstances warrant.
Our organizational guidelines provide for a Lead Director to be elected whenever the Chair of the Board of Directors is not an independent director. The responsibilities of the Lead Director are to: 1) preside at meetings of our stockholders and Board of Directors if the Chair is absent; 2) call meetings and executive sessions of the independent directors of the Board; 3) establish the agenda and preside at all executive sessions and other meetings of the independent directors of the Board and communicate the results of meetings of the independent directors to the Chair and other members of management, as appropriate; 4) communicate with the independent directors of the Board between meetings as necessary or appropriate, serve as a liaison between the Chair and the independent directors and communicate independent director consensus on important issues to the Chair; 5) approve Board meeting agendas and schedules for regular meetings of the Board of Directors to assure there is sufficient time for discussion of all agenda items and approve meeting materials and other information to be sent to the Board in advance of regular meetings; 6) evaluate the quality and timeliness of information sent to the Board by the Chief Executive Officer and other members of management; 7) oversee the evaluation of the Chief Executive Officer and assist the Board Chair on matters of Board succession planning and crisis management; 8) assist the Chair of the Nominations Committee with individual director evaluations; and 9) be available for consultation and direct communication at the request of major stockholders. Mr. de Bary currently serves as Lead Director.
Director Attendance at Board, Committee, and Other Meetings
Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on director attendance at the Company’s annual meeting.

The non-management directors (who also constitute all of the independent directors) meet in executive sessions in connection with regularly scheduled Board meetings and at such other times as the non-management directors deem appropriate. These sessions are led by the Lead Director.
In 2024, the Board held four regular and twenty one special meetings, the non-management directors held one meeting in executive session. In addition, in 2024, the Audit Committee held four regular and four special meetings, the Compensation Committee held two regular meetings and 2 special meetings, the Nominations Committee held three regular meetings and one special meeting, the Technology Committee held three regular meetings, and the Governance Committee held four regular and three special meetings. Each director attended 100% of the regular and special meetings of the Board and of the committees on which he served that were held during his term of office. Each of the non-management (and independent) directors attended 100% of the regular and special executive sessions that were held during his term of office.
Board Role in Risk Oversight
Our Board of Directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.
The Audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Governance and Nominations Committee manages risks associated with the independence of the board, corporate disclosure practices, and potential conflicts of interest. As well as responsibility for the recruitment, evaluation training and assignment of Directors and developing performance criteria and succession planning for the chief executive officer. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole.
Committees of the Board
Our Board currently has three standing committees: Audit, Compensation and Governance. Each of the committees is solely comprised of and chaired by independent directors, each of whom the Board has affirmatively determined is independent pursuant to the Stock Market Rules. Each of the committees operates pursuant to its charter. The committee Charters are reviewed annually by the Governance Committee. If appropriate, and in consultation with the chairs of the other committees, the Corporate Governance Committee proposes revisions to the charters. The responsibilities of each committee are described in more detail below. The charters for the four committees are available on the Company’s website at www.rekor.ai by following the link to “Investors” and then to “Corporate Governance.”
Audit Committee
We have an Audit Committee comprised of directors who are “independent” within the meaning of Nasdaq Rule 5605(b)(1). The Audit Committee assists our Board in overseeing the financial reporting process and maintaining the integrity of our financial statements, and of our financial reporting processes and systems of internal audit controls, and our compliance with legal and regulatory requirements. The Audit Committee is responsible for reviewing the qualifications, independence and performance of our independent registered public accounting firm and reviews our internal controls, financial management practices and investment functions and compliance with financial legal and regulatory requirements. The Audit Committee is also responsible for performing risk and risk management assessments as well as preparing any report of the Audit Committee that may be required by the proxy rules of the SEC to be included in the Corporation’s annual proxy statement. Our

Board has identified and appointed Paul de Bary as its “audit committee financial expert,” as defined by the SEC in Item 407 of Regulation S-K. Mr. de Bary serves as the Chair of the Audit Committee, and is joined on the committee by Mr. Croxton, Mr. Meyers and Mr. Hanlon.
Compensation Committee
We have a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). They are also “independent” directors within the meaning of NASDAQ Rule 5605(b)(1). The Compensation Committee is responsible for overseeing the establishment and maintenance of our overall compensation and incentive programs to discharge the Board’s responsibilities relating to compensation of our executive officers and directors, including establishing criteria for evaluating performance and setting appropriate levels of compensation, and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with the rules and regulations of the SEC. The Compensation Committee advises and makes recommendations to our Board on all matters concerning director compensation. Mr. Croxton currently serves as Chair of the Compensation Committee and is joined by Mr. Hanlon and Mr. Goord.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has been an officer or employee of Rekor or any of its subsidiaries or predecessor companies, or was formerly an officer of Rekor or any of its subsidiaries or predecessor companies or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or Compensation Committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.
Governance and Nominations Committee
Our Board has a Governance and Nominations Committee that (1) reviews and recommends improvements to our governance guidelines and corporate policies; (2) monitors compliance with our Code of Conduct; (3) evaluates and makes recommendations concerning changes in the charters of the various Committees of the Board of Directors, (4) recommends and trains new members of the Board; (5) reviews the performance of the Board and its various committees and making recommendations for candidates and otherwise intended to improve that performance, (6) recommending criteria for evaluating the performance of the Chief Executive Officer, (7) oversees the development and implementation of succession planning for senior management positions; and (8) is responsible for such other matters as may be required to ensure compliance with applicable federal and state laws or the requirements of any exchange on which the Company maintains a listing for its securities. The committee is required to be comprised of entirely “independent” directors within the meaning of NASDAQ Rule 5605(b)(1). On November 10th, 2023, the Governance Committee was renamed and assumed the former responsibilities of the Nominations Committee, which was subsequently disbanded. Mr. Hanlon serves as the Chair of the Governance and Nominations Committee and is joined on the committee by Mr. de Bary and Mr. Goord.
Technology and Social Responsibility Committee
In 2024, the Board established a Technology and Social Responsibility Committee to make periodic assessments of (1) technological developments and trends affecting the Company’s operations and business opportunities, (2) competitive advantages and vulnerabilities in its use and development of technology, and (3) the security of its physical and intellectual assets. Prof. Sarma served as Chair of the Technology and Social Responsibility Committee and is joined on the Committee by Mr. de Bary. The Board evaluated the ongoing need for its Technology and Social Responsibility Committee and determined that, given the Company’s current strategic focus and the effective oversight provided by existing committees, the Technology and Social Responsibility Committee’s activities would be temporarily suspended effective March 28, 2025. The Board believes this decision aligns with the Company’s operational needs at this time.

The following chart describes the current membership and leadership of the Board’s Committees:

Name	Audit Committee	Compensation Committee	Governance Committee	Technology Committee
Paul A. de Bary - (Independent)	Chair	—	Member	Member
Glenn Goord- (Independent)	—	Member	Member	—
David Hanlon - (Independent)	Member	Member	Chair	—
Steven D. Croxton - (Independent)	Member	Chair	—	—
Sanjay Sarma - (Independent)	—	—	—	Chair
Drew Meyers - (Independent)	Member	—	—	—

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Governance and Nominations Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Governance and Nominations Committee. The Governance and Nominations Committee and the Board, which does not have a formal diversity policy separate from the Company’s Code of Conduct, considers diversity in a broad sense when evaluating board composition and nominations; and seeks to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Governance and Nominations Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.
The Governance and Nominations Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.
Corporate Governance Matters
We are committed to maintaining strong corporate governance practices that benefit the long-term interests of our stockholders by providing for effective oversight and management of the Company. Our governance policies, including our Code of Conduct and Committee Charters can be found on our website at www.rekor.ai by following the link to “Investors” and then to “Corporate Governance.”
The Governance and Nominations Committee regularly reviews our Code of Conduct and Committee Charters to ensure that they take into account developments at the Company, changes in regulations and listing requirements, and the continuing evolution of best practices in the area of corporate governance.
The Board conducts an annual self-evaluation in order to assess whether the directors, the committees, and the Board are functioning effectively.
Code of Conduct
We have adopted a Code of Conduct, which serves as our Code of Ethics, which applies to all of our employees, including our Chief Executive Officer and our Chief Financial Officer. Our Code of Conduct is available on our website at www.rekor.ai. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our Principal Executive and Principal Financial Officer by posting the required information on our website at the above address. Our website is not part of this Proxy Statement.
Clawback Policy
Our Compensation Committee oversees our policy for compensation recovery with respect to any annual incentive payment or long-term incentive payment that may be received by an executive officer (the “Clawback Policy”), where such payment would be predicated upon achieving certain financial results that were subsequently the subject of a restatement of our financial statements, and a lower payment would have been made to the executive based upon the restated financial results. In such case, the Board has the authority to seek to recover from the executive officer the amount by which such officer’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results.
Communications with the Board of Directors
Stockholders and other parties may communicate directly with the Board of Directors or the relevant board member by addressing communications to:
Rekor Systems, Inc.
c/o Corporate Secretary
6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
All stockholder correspondence will be compiled by our corporate secretary. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:
•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations and advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any director upon request.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and stockholders who own more than 10% of the Company’s stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. The Company assists its directors and executives by identifying reportable transactions of which it is aware and preparing and filing the forms on their behalf. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis, and that all directors, executive officers and 10% beneficial owners have otherwise fully complied with such requirements during the past fiscal year.

EXECUTIVE OFFICERS
The following persons are our executive officers and hold the offices set forth opposite their names.

Name	Age	Position
Executive Officer
Robert A. Berman	64	Interim President and Chief Executive Officer, and Chairman of the Board
David Desharnais(1)	53	Former President and Chief Executive Officer
Eyal Hen	52	Chief Financial Officer

(1)
Mr. Desharnais resigned from the Company on March 12, 2025, effective as of March 26, 2025. Robert Berman is serving as interim President and Chief Executive Officer. The Board has taken the steps to begin the search for a new Chief Executive Officer.

Robert A. Berman, Chairman of the Board
The biography for Robert A. Berman is set forth above in the section entitled “Nominees Biographies - Robert A. Berman, Chief Executive Officer and Director.”
Eyal Hen, Chief Financial Officer
Mr. Hen has served as our Chief Financial Officer since May of 2019. He has more than 18 years’ experience as a global finance and business management executive in corporate environments, most recently with VAYA Pharma Inc. and Ormat Technologies, Inc. (NYSE: ORA). His expertise working as a finance executive in the public markets, where he oversaw financial reporting, compliance initiatives, investor communications, and financing, is instrumental as the Company continues its growth. Mr. Hen holds a BA in Economics and Accounting from Ben Gurion University (Israel) and an MBA from the University of Phoenix.

EXECUTIVE COMPENSATION
The following table sets forth information about the annual paid compensation of our: Principal Executive Officer; two most highly compensated executive officers other than the Principal Executive Officer, Messrs. Hen and Berman, who were serving as executive officers as of December 31, 2024; The information in this table for the Company’s most recently completed fiscal year is based on the information available to the Company as of the date of the Company’s Annual Report on Form 10-K for the year ended 2024.

Name/Capacities in which compensation was received	Year	Base Salary	Bonus	Equity incentive awards	All other compensation (4)	Total
David Desharnais	2024	728,750(1)	—	596,339(5)	2,140	1,327,229
Former President and Chief Executive Officer	2023	724,673(1)	—	67,500(6)	11,550	803,723
Eyal Hen	2024	422,808(2)	—	200,480(7)	10,795	634,083
Chief Financial Officer	2023	406,091(2)	—	67,500(8)	11,550	485,141
Robert Berman	2024	269,792(3)	—	393,000(9)	9,494	672,286
Interim President and Chief Executive Officer and Chairman	2023	394,279(3)	—	—	11,550	405,829

(1)
Mr. Desharnais resigned from the Company on March 12, 2025, effective as of March 26, 2025. In November of 2024, Mr. Desharnais voluntarily reduced his salary from $795,000 to $397,500. From March to August of 2023, Mr. Desharnais voluntarily reduced his salary from $795,000 to $636,000. Mr. Desharnais has severed as the Company’s President since January 17, 2022 and Chief Executive Officer since May 2024.

(2)	In November of 2024, Mr. Hen voluntarily reduced his salary from $445,000 to $311,850. From March to August of 2023, Mr. Hen voluntarily reduced his salary from $445,000 to $356,400.
(3)
In May of 2024, Mr. Berman voluntarily reduced his salary from $347,500 to $250,000. In November of 2024, Mr. Berman voluntarily reduced his salary from $250,000 to $1. In March of 2023, Mr. Berman voluntarily reduced his salary from $695,000 to $347,500. Mr. Berman has severed as the Company’s Chairman since May 2024. Prior to transitioning to Chairman, Mr. Berman served as our Chief Executive Officer. On March 12, 2025, Mr. Berman was appointed as Interim President and Chief Executive Officer.

(4)	Amount represents 401(k) matching.
(5)	Amount represents the fair value of the issuance of 666,300 restricted stock units to Mr. Desharnais on November 26, 2024.
(6)	Amount represents the fair value of the issuance of 50,000 restricted stock units to Mr. Desharnais on March 15, 2023.
(7)	Amount represents the fair value of the issuance of 50,000 restricted stock units to Mr. Hen on March 15, 2023.
(8)	Amount represents the fair value of the issuance of 224,000 restricted stock units to Mr. Hen on November 26, 2024.
(9)	Amount represents the fair value of the issuance of 300,000 restricted stock units to Mr. Berman on August 16, 2024.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our named executive officers on December 31, 2024.

		Option Awards (3)				Restricted Stock Awards(3)
Name	Grant Date	Number of Securities Underlying Unexercised Option - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares that Have Not Vested	Market Value of Shares of Stock that Have not Vested (2)
David Desharnais	11/26/24					666,300(5)(6)	1,039,428
Former President and Chief Executive Officer	3/15/2023					33,333(1)(6)	51,999
Eyal Hen	11/26/24					224,000(5)	349,440
Chief Financial Officer	3/15/23					33,333(1)	51,999
	3/15/22					13,333(1)	20,799
	5/15/19	50,000	—(1)	0.78	5/15/2029	—	—
Robert Berman	8/16/24					150,000(4)	234,000
Interim President and Chief Executive Officer and Chairman

(1)	The options and awards vest in equal annual installments over three years.

(2)	Represents the market value of the restricted stock award or restricted stock unit based on the closing price of our common stock of $1.56 per share on December 31, 2024.
(3)	All of the options and restricted stock unit awards listed in the table were granted under our 2017 Equity Award Plan.
(4)	The award vests in two equal annual installments on the grant date and one year from the grant date.
(5)	The award vests in two equal annual installments on April 1, 2025, and November 18, 2025.
(6)
As part of the resignation of Mr. Desharnais, the Company subsequently cancelled 666,300 of the unvested restricted stock units related to the November 26, 2024, equity award and 16,666 restricted stock units related to the March 15, 2023 equity award.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee is a current or former officer or employee of Rekor or its subsidiaries. No executive officer of Rekor served as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
Employment Agreements
We have entered into employment agreements with our executives in connection with the commencement of their employment with us.
Berman Employment Agreement
The Employment Agreement entered into May 15, 2019, with Robert Berman (“Berman Employment Agreement”) provides that Mr. Berman serves as our Chief Executive Officer. The agreement has a term of five years with automatically renewing one-year terms thereafter. This agreement supersedes Mr. Berman’s previous employment agreement which otherwise would have expired by its terms on March 31, 2022. Mr. Berman’s minimum base salary is $695,000 per annum, and he is eligible for a bonus as determined by our Compensation Committee. Mr. Berman is also eligible to receive all such other benefits as are provided to other management employees.
In the event of a “Change of Control”, as defined in the Berman Employment Agreement, whether during the initial term or thereafter, we shall have the right to terminate the Berman Employment Agreement. Mr. Berman is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change in control (as such is defined in the Berman Employment Agreement).
In November 2024, Mr. Berman’s base salary was voluntary reduced to $1 a year.
Hen Employment Agreement
The Employment Agreement with Eyal Hen (the “Hen Employment Agreement”) provides that Mr. Hen serves as our Chief Financial Officer. Mr. Hen’s Employment Agreement had an initial three year term beginning on May 15, 2019, and has been subject to automatic annual extension since the initial term ended. His minimum base salary is $445,000 per annum and he is eligible for a bonus as determined by the Board of Directors of the Company (the “Board”) in its sole discretion. Mr. Hen is also eligible to receive all such other benefits as are provided to other management employees.
Mr. Hen is eligible to receive two times his base salary then in effect if his employment with the Company is terminated within 120 days of a change of control (as such term is defined in the Hen Employment Agreement).
In November 2024, Mr. Hen’s base salary was voluntary reduced by 30%.
Bonus Eligibility
Bonuses for our executive officers may be conditioned on the achievement of objective goals, which may not be waived after being set, based on one or more of the following performance measures: earnings; operating profits (including measures of earnings before interest, taxes, depreciation and amortization); free cash flow or adjusted free cash flow; cash from operating activities; revenues; net income (before or after tax); financial return ratios; market performance; stockholder return and/or value; net profits; earnings per share; profit returns and margins; stock price; working capital; capital investments; returns on assets; returns on equity; returns on capital investments; selling, general and administrative expenses; discounted cash flows; productivity; expense targets; market share; cost control measures; strategic initiatives; changes between years or periods that are determined with respect to any of the above-listed performance criteria; net present value; sales volume; cash conversion costs; leverage ratios; maintenance of liquidity; integration of acquired businesses; operational efficiencies; regulatory compliance, including the Sarbanes-Oxley Act of 2002; and economic profit.

PAY VERSUS PERFORMANCE
Pay vs. Performance
The following table sets forth compensation information for our chief executive officer, referred to below as our CEO, and our other named executive officers, or NEOs, for purposes of comparing their compensation to the value of our shareholders’ investments and our net income, calculated in accordance with SEC regulations, for fiscal years 2024, 2023 and 2022.

Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Average Compensation Actually Paid to Non-CEO NEOs(4)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(5)	Net Loss
2024	$1,327,229	$1,503,902	$653,185	$683,948	$23.82	$(49,458,000)
2023	$405,829	$405,829	$644,432	$1,257,108	$50.84	$(44,925,000)
2022	$710,086	$495,986	$1,826,586	$826,753	$18.32	$(83,115,000)

(1)
The dollar amounts reported are the amounts of total compensation reported for our former President and CEO, David Desharnais for fiscal year 2024 and Robert Berman for fiscal years 2023 and 2022, in the Summary Compensation Table. Mr. Desharnais resigned from the Company effective as of March 12, 2025.

(2)
The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Berman during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year. See Table below for further information.

(3)
The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO, namely Mr. Hen and Mr. Berman for fiscal year 2024 and Mr. Hen and Mr. Desharnais for fiscal years 2023 and 2022.

(4)
The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our NEOs, other than our CEO. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our CEO in the Summary Compensation Table for fiscal years 2024, 2023 and 2022, but also include (i) the year-end value of equity awards granted during the reported year, (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested, or through the end of the reported fiscal year, and (iii) value of equity awards issued and vested during the reported fiscal year.

(5)
Assumes an investment of $100 on December 31, 2021. The closing prices of Rekor’s common stock as reported on NASDAQ, as applicable, on the following trading days were: (i) $6.55 on December 31, 2021; (ii) $1.20 on December 30, 2022; (iii) $3.33 on December 29, 2023; and (iv) $1.56 on December 31, 2024.

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following amounts were deducted from and added to (as applicable) our CEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO	Reported Value of Equity Awards for CEO(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to CEO
2024	$1,327,229	$(596,339)	$1,039,428	$(280,249)	—	$13,833	$1,503,902
2023	$405,829	—	—	—	—	—	$405,829
2022	$710,086	—	—	—	—	$(214,100)	$495,986

(1)	Represents the grant date fair value of the equity awards to our CEO, as reported in the Summary Compensation Table

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-CEO NEOs as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for Non-CEO NEOs	Reported Value of Equity Awards for Non-CEO NEOs(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value for Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-CEO NEOs
2024	$653,185	$(296,740)	$291,720	$(41,300)	$98,250	$(21,167)	$683,948
2023	$644,432	$(67,500)	$166,500	$464,201	—	$49,475	$1,257,108
2022	$1,826,586	$(1,130,775)	$249,000	$(62,416)	—	$(55,642)	$826,753

(1)	Represents the grant date fair value of the equity awards to our Non-CEO NEOs, as reported in the Summary Compensation Table
Relationship between Pay and Performance
With respect to Rekor’s current ownership interests, those ownership interests, including the parent company, which primarily consist of technology driven businesses, have a history of operating losses and/or limited operating history. These ownership interests have incurred substantial costs to develop and market their products, have incurred net losses and cannot fund their cash needs from operations. Other ownership interests consist of service businesses that have a history of profitable operations. However, the profits from these operations have not equaled or exceeded the losses incurred by the other ownership interests. As provided in Rekor’s Annual Report on Form 10-K, such circumstances, taken together with the principles of accounting for such ownership interests, can result in Rekor’s net income varying considerably from year to year.
Given the stage of Rekor’s lifecycle and the nature of Rekor’s net income, Rekor does not include total shareholder return or net income in its compensation policies. Instead, with respect to the CEO and other Non-CEO NEO’s, compensation primarily includes: (i) base salary and (ii) restricted stock awards that vest and are paid subject to the CEO’s and Non-CEO NEOs continued employment. Since 2019, the Company has principally oriented its compensation policies toward the Company’s success at developing and deploying roadway intelligence products and services, and the development and expansion of its presence in related markets.

COMPENSATION OF REKOR DIRECTORS
The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2024, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2024:

Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Paul de Bary	$230,250	$118,657	$348,907
Glenn Goord	50,500	118,657	169,157
David Hanlon	61,750	118,657	180,407
Drew Meyers	51,500	275,657	327,157
Steven Croxton	62,000	118,657	180,657
Tim Davenport	47,500	118,657	166,157
Sanjay E. Sarma	57,500	118,657	176,157
Anne Townsend(3)	43,500	105,500	149,000
Viraj Mehta(2)	16,500	220,820	237,320
	$621,000	$1,313,916	$1,934,916

(1)
The amounts in the Stock Awards column reflect the aggregate grant date fair value of each RSU award granted during the year ended December 31, 2024, computed in accordance with ASC Topic 718. This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. These amounts do not reflect the actual economic value that will be realized by the director upon vesting of the RSUs or the sale of the common stock underlying such RSUs.

(2)	Mr. Mehta was appointed to the Board of Directors on May 15, 2024.
(3)	Ms. Townsend retired from the Board of Directors on November 12, 2024.
For the year ended December 31, 2024, our non-employee directors are compensated for their services as follows:

Position	Annual Fee ($)(1)	Board Meeting Fee		Committee Meeting Fee
		In Person ($)	Telephonic ($)	In Person ($)	Telephonic ($)
Board Member	50,000	1,000	500	500	250
Audit Committee Chair	30,000	1,500	500	500	250
Compensation Committee Chair	10,000	1,500	500	500	250
Governance Committee Chair	15,000	1,500	500	500	250
Technology Committee Chair	10,000	1,500	500	500	250
Special Committee	—	500	250	500	250
Lead Director	10,000	—	—	—	—

(1)	Annual fees were reduced in November 2024 by 50%. Payments are made on a quarterly basis.
Directors who are officers or employees of Rekor or its subsidiaries do not receive any compensation for service on our Board, but employee directors will be reimbursed for expenses incurred in attending meetings of our Board or any committees thereof.
Director Stock Ownership Policy
To align the interests of directors with stockholders, in July 2021, the Board of Directors adopted a requirement that each of our directors will be required to own our stock in an amount equal to three (3) times his or her annual cash retainer (excluding any cash retainer for service on any committee). This stock ownership policy took effect on January 1, 2022. For purposes of our policy, a director’s holdings shall include shares held directly or indirectly and individually or jointly. Our directors are expected to meet this ownership requirement within five years of the later of (a) January 1, 2022, or (b) the date he or she first becomes a director. Except of directors who have been serving less than six months, all current directors currently meet this ownership requirement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE
The Governance Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.
As previously disclosed in our Current Report on Form 8-K filed with the SEC on January 1, 2023, we entered into a securities purchase agreement (“SPA”) with certain accredited investors, pursuant to which we agreed to issue and sell to the investors in a private placement transaction (i) up to $15,000,000 in aggregate principal amount of senior secured promissory notes (the “Senior Secured Notes”), and (ii) warrants (the “Related Warrants”) to purchase up to an aggregate of 7,500,000 shares of our common stock. In connection with the initial closing on January 18, 2023, the Company issued $12,500,000 in aggregate principal amount of Senior Secured Notes and Related Warrants to purchase 6,250,000 shares of common stock, resulting in proceeds to the Company of $12,500,000 before reimbursement of expenses. We have a material relationship with two of the investors, (i) Robert A. Berman, our Chief Executive Officer and Chairman, and (ii) Arctis Global Master Fund Limited (“Arctis”), an affiliate of Arctis Global, LLC, a 11.4% holder of our common stock based on its Schedule 13G/A filed with the SEC on February 14, 2024. Mr. Berman and Arctis invested $2,000,000 and $6,500,000, respectively, in connection with the $12,500,000 initial closing of the private placement. Mr. Davenport serves as Chief Operating Officer for Arctis Global, LLC, the manager of Arctis. On March 4, 2024, the Company early redeemed all $12,500,000 of its outstanding Senior Secured Notes and no longer has any obligations thereunder. On June 20, 2024, the Company entered into a Warrant Exercise Agreement (the “Agreement”) with certain holders of the January 2023 Warrants (each an “Exercising Holder” and collectively, the “Exercising Holders”), pursuant to which the Exercising Holders have agreed to exercise their January 2023 Warrants in-full for cash, in exchange for shares of Common Stock underlying the Warrants (the “Warrant Shares”) for $1.40 per share, reflecting a premium to the last reported trading price per share of $1.36 on The Nasdaq Capital Market on June 20, 2024. In consideration for the Company’s agreement to reduce the exercise price of the January 2023 Warrants by forty percent (40%), the Exercising Holders agreed to a concomitant reduction in the number of shares into which the January 2023 Warrants are exercisable, from 5,250,000 to 3,675,000. The Warrant Shares will be issued to each Exercising Holder upon receipt by the Company of payment in cash of the aggregate exercise price for the Exercising Holder’s January 2023 Warrants.
On May 16, 2024, Mr. Mehta was appointed to the Board. In connection with his appointment, Mr. Mehta was provided a one-time grant of 72,000 restricted stock units on May 31, 2024, in addition to customary Board compensation, in consideration of certain oversight tasks that were completed by Mr. Mehta in 2024.
Other than as described above, since January 1, 2022, there have been no transactions to which the Company was a party in which:
•	The amounts involved exceeded or will exceed the lower of either $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years; and
•
A director, executive officer, holder of more than 5% of the outstanding capital stock of the Company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Review and Approval, or Ratification of Transactions with Related Parties
Under our Code of Conduct, all Company personnel are required to seek review of and obtain approval or ratification of any Company transaction which involves them or certain family members or businesses they have economic interests in. The Charter of our Governance Committee also requires that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and either approved, disapproved or ratified by our Governance Committee.
In February 2020, to further implement these requirements, the Board of Directors adopted a Conflict of Interest and Related Parties Transaction Policy upon the recommendation of the Governance Committee. In the case of all directors and senior officers, this policy requires review and approval of such transactions to be obtained by a subcommittee of the Governance and Nominations Committee that consists entirely of directors without any personal, business or family interest in the transaction.

Director Independence
Steven D. Croxton, Paul de Bary, David P. Hanlon, Glen Goord, Andrew Meyers and Sanjay Sarma, are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
On March 27, 2025, the Audit Committee appointed CBIZ CPAs P.C. (formerly known as Marcum LLP), independent public accountant, to audit our financial statements for the fiscal year ending December 31, 2025. A representative of CBIZ CPAs P.C. is expected to be present at the 2025 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.
The Audit Committee retained CBIZ CPAs P.C. as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2025.
Aggregate fees billed or incurred related to the following years for professional services rendered by CBIZ CPAs P.C. and Marcum LLP for 2024 and 2023 are set forth below.

	Year ended December 31,
	2024	2023
	(Dollars in thousands)
Audit fees	488	402
Audit related fees	129	45
Total	617	447

Audit Fees for 2024 and 2023 include fees associated with the audits of the annual financial statements and the quarterly reviews of the unaudited interim financial statements included in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q, respectively. Audit related fees for 2024 and 2023 include services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including registration statements and related consents.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.
No Appraisal Rights
Under Delaware law, our stockholders are not entitled to appraisal rights with respect to our proposed ratification of the appointment of CBIZ CPAs P.C. as our independent public accountant and we will not independently provide our stockholders with any such rights.
Vote Required
The affirmative vote of a majority of votes cast, present or represented by proxy and entitled to vote at the Annual Meeting, will be required to ratify the appointment of our independent public accountant. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will not be included in the number of votes present and entitled to vote. We are not required to obtain the approval of our stockholders to appoint the Company’s independent accountant. However, if our stockholders do not ratify the appointment of CBIZ CPAs P.C. as the Company’s independent public accountant for the fiscal year ending December 31, 2025, the Audit Committee may reconsider its appointment.
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in the Executive Compensation Table (the “Named Executive Officers”). The Company has disclosed the compensation of the Named Executive Officers pursuant to rules adopted by the SEC.
We believe that our compensation policies for the Named Executive Officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory vote, commonly referred to as a “say-on-pay” vote, gives you as a stockholder the opportunity to approve or not approve the compensation of the Named Executive Officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):
RESOLVED, that the stockholders of the Company approve all of the compensation of the Company’s executive officers who are named in the Executive Compensation Table of the Company’s 2025 Proxy Statement, as such compensation is disclosed in the Company’s 2025 Proxy Statement pursuant to Item 402 of Regulation S-K, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.
Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 will not be construed: (1) as overruling any decision by the Board of Directors, any board committee or the Company relating to the compensation of the Named Executive Officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any board committee or the Company.
Vote Required
The advisory vote to approve the compensation of our executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will be counted as votes against this proposal and will have the same effect as a negative vote. Broker non-votes will not be counted as either votes cast for or against this proposal. While the results of this advisory vote are non-binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address the concerns raised by the vote and when making future compensation decisions for executive officers.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTED OFFICERS, AS STATED IN THE ABOVE NON-BINDING RESOLUTION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS
As of the date of this Proxy Statement, the Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the best judgment and in the discretion of the persons voting the proxies.

REKOR

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O REKOR SYSTEMS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/REKR2025

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V36754-Z87152 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

REKOR SYSTEMS, INC.

The Board of Directors recommends you vote FOR ALL the nominees.

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert A. Berman
02) Paul A. de Bary
03) Glenn Goord
04) David Hanlon
05) Steven D. Croxton
06) Sanjay Emani Sarma
07) Timothy Davenport
08) Andrew Meyers
09) Viraj Mehta

The Board of Directors recommends you vote FOR the following proposals.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V36755-Z87152

REKOR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
May 15, 2025

The stockholder(s) hereby appoint David Desharnais and Eyal Hen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Rekor Systems, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046 and virtually via a live video webcast at www.virtualshareholdermeeting.com/REKR2025 at 10:30 a.m., Eastern time on Thursday May 15, 2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2, AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side